UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2003

LTWC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27417	76-0518568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 High Ridge Road Suite 5 Stamford, Connecticut 06905
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 975-9602

Item 4.           Changes in Registrant’s Certifying Accountant.

(a)                                  As previously disclosed, on July 23, 2003, LTWC Corporation (the “Company”) and four of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (Case No. 03-12272).  The Debtors also entered into an agreement to sell substantially all of their assets (other than cash and cash equivalents) to Markado, Inc., pursuant to Section 363 of the Bankruptcy Code (the “Asset Sale”).  On August 22, 2003, BDO Seidman, LLP (“BDO”) resigned as the Company’s principal accountant responsible for auditing the Company’s financial statements.  If the asset sale is consummated the Company plans to wind-down its operations and does not anticipate appointing another principal accountant responsible for auditing the Company’s financial statements.

BDO’s report on the financial statements of the Company for the fiscal year ended December 31, 2002 contained an explanatory paragraph  which noted that the Company had suffered recurring losses and negative cash flow from operations.  Such explanatory paragraph also noted that these conditions raised substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the resignation of BDO, there were no (x) disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements or (y) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. The Company has provided BDO with a copy of the disclosures it is making herein and has requested BDO to furnish a letter to the Securities and Exchange Commission stating whether BDO agrees with the statements made by the Company in this Form 8-K and, if not, stating the respects in which it does not agree.  Such letter is attached as an exhibit to this Form 8-K.

Item 7.           Financial Statements and Exhibits.

(c)          Exhibits.

16.1                           Letter dated September 12, 2003, from BDO Seidman, LLP to the Securities and Exchange Commission regarding its termination as the Company’s principal accountant responsible for auditing the Company’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 8, 2003

LTWC CORPORATION

		By:	/s/ Paul Goldman
Name: Paul Goldman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

16.1

Letter dated September 12, 2003, from BDO Seidman, LLP to the Securities and Exchange Commission regarding its termination as the Company’s principal accountant responsible for auditing the Company’s financial statements.